Exhibit 4.1

SHAREHOLDER RIGHTS PLAN AGREEMENT

This shareholder rights plan agreement, dated as of May 24, 2023 (the “Effective Date”), is between Western Uranium & Vanadium Corp., a corporation existing under the Business Corporations Act (Ontario) (the “Corporation”) and Capital Transfer Agency ULC, a trust company existing under the laws of British Columbia, as rights agent (the “Rights Agent”, which term shall include any successor Rights Agent hereunder).

WHEREAS the Board of Directors of the Corporation, in the exercise of its fiduciary duties to the Corporation, has determined that it is advisable and in the best interests of the Corporation to adopt a shareholder rights plan (the “Rights Plan”) (a) to ensure, to the extent possible, that the securityholders of the Corporation and the Board of Directors have adequate time to consider and evaluate any unsolicited bid for the Corporation’s securities, (b) to provide the Board of Directors with adequate time to identify, develop and negotiate value-enhancing alternatives, if considered appropriate, to any such unsolicited bid, (c) to encourage the fair treatment of securityholders in connection with any take-over offer for the Corporation’s securities, and (d) generally to assist the Board of Directors in enhancing securityholder value;

AND WHEREAS in order to implement the Rights Plan, the Board of Directors:

(a)	authorized the issuance of one right (a “Right”) effective at the Record Time (as hereinafter defined) in respect of each Common Share (as hereinafter defined) outstanding at the Record Time; and

(b)	authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and the holders of Rights, and the Rights Agent has agreed to act on behalf of the Corporation and the holders of Rights in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

AND WHEREAS the foregoing recitals and statements are made by the Corporation and not the Rights Agent;

NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the Corporation and the Rights Agent hereby agree as follows:

Article 1: interpretation

1.01	Certain Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

“Acquiring Person” means any Person who is, at the applicable time, the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided that the term “Acquiring Person” shall not include:

(a)	the Corporation or any Subsidiary of the Corporation;

(b)	any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of anyone or any combination of:

(i)	a Voting Share Reduction which, by reducing the number of Voting Shares outstanding, increases the percentage of Voting Shares Beneficially Owned by such Person to or above 20% or more of the Voting Shares then outstanding;

(ii)	a Permitted Bid Acquisition;

(iii)	a Pro Rata Acquisition;

(iv)	an Exempt Acquisition; or

(v)	a Convertible Security Acquisition;

provided further, however, that if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares then outstanding by reason of anyone or a combination of a Voting Share Reduction, a Permitted Bid Acquisition, a Pro Rata Acquisition, an Exempt Acquisition or a Convertible Security Acquisition and thereafter becomes the Beneficial Owner of any additional Voting Shares (other than pursuant to a Voting Share Reduction, a Permitted Bid Acquisition, a Pro Rata Acquisition, an Exempt Acquisition or a Convertible Security Acquisition), then as of the date that such Person becomes the Beneficial Owner of such additional Voting Shares, such Person shall become an Acquiring Person;

(c)	for the period of ten (10) days after the Disqualification Date, any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on Clause (f) of the definition of “Beneficial Owner” because such Person makes or announces an intention to make a Take-over Bid alone or by acting jointly or in concert with any other Person;

(d)	a Grandfathered Person;

(e)	a Subsequent Grandfathered Person, provided that this exemption shall not be, and shall cease to be, applicable to a Subsequent Grandfathered Person in the event that such Subsequent Grandfathered Person shall, after the completion of the transaction pursuant to which such Person became a Subsequent Grandfathered Person, become the Beneficial Owner of any additional Voting Shares (other than through anyone or any combination of a Voting Share Reduction, a Permitted Bid Acquisition, a Pro Rata Acquisition, an Exempt Acquisition or a Convertible Security Acquisition); and

(f)	an underwriter or member of a banking or selling group that acquires Voting Shares from the Corporation in connection with a distribution of securities pursuant to a prospectus or by way of private placement,

“Acting jointly or in concert” shall have the meaning ascribed to it in Section 1.06 hereof;

“Affiliate” when used to indicate a relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person;

“Agreement” means this shareholder rights plan agreement between the Corporation and the Rights Agent, as may be amended and/or supplemented or restated from time to time;

“Associate”, when used to indicate a relationship with a specified Person, shall mean:

(a)	any corporation of which such Person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such corporation for the time being outstanding;

(b)	any partner of that Person;

(c)	any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity;

(d)	a spouse of such specified Person;

(e)	any Person of either sex with whom such specified Person is living in a conjugal relationship outside marriage; or

(f)	any relative of such specified Person or of a Person mentioned in Clauses (d) or (e) of this definition if that relative has the same residence as the specified Person;

A Person shall be deemed the “Beneficial Owner” of, to have “Beneficial Ownership” of and to “Beneficially Own”:

(a)	any securities of which such Person or any of such Person’s Affiliates or Associates is the owner at law or in equity including, for greater certainty, any Person or Persons considered to be acting jointly or in concert with the foregoing pursuant to section 90 of the Securities Act (Ontario);

(b)	any securities as to which such Person or any of such Person’s Affiliates or Associates has the right to acquire or become the owner at law or in equity, where such right is exercisable immediately or after the passage of time and whether or not on condition or the occurrence of any contingency or payment of installments, upon the exercise of any conversion right, exchange right or purchase right attaching to Convertible Securities, or pursuant to any agreement, arrangement, pledge or understanding, written or oral (other than customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of private placement and other than pursuant to pledges of securities in the ordinary course of business of the lender granted as security for bona fide indebtedness) or otherwise;

(c)	any securities as to which such Person or any of such Person’s Affiliates or Associates has the right to vote, where such right is exercisable immediately or after the passage of time and whether or not on condition or the occurrence of any contingency, pursuant to any agreement, arrangement, pledge or understanding, written or oral (other than pursuant to pledges of securities in the ordinary course of business of the lender granted as security for bona fide indebtedness) or otherwise; provided that this paragraph (c) shall not apply to a right to vote arising under any agreement, arrangement or understanding among or between holders of Voting Shares where no Person, whether alone or together with any of such Person’s Affiliates or Associates or any other Person with whom such Person or any of such Person’s Affiliates or Associates is acting jointly or in concert, is in a position to exercise de jure or de facto control of the Corporation as a result of such agreement, arrangement or understanding; and

(d)	any securities which are Beneficially Owned within the meaning of Clauses (a), (b) or (c) of this definition by any other Person with which such Person is acting jointly or in concert with respect to the Corporation or any of its securities or assets;

provided that a Person shall not be deemed the “Beneficial Owner” of, or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security:

(e)	by reason of such security having been deposited or tendered, without any prior agreement, arrangement or understanding in respect thereof, pursuant to any Take-over Bid made by such Person or any of such Person’s Affiliates or Associates or any other Person referred to in Clause (d) of this definition until the earlier of such deposited or tendered security being taken up or accepted unconditionally for payment or exchange;

(f)	by reason of such Person, any of such Person’s Affiliates or Associates or any other Person referred to in Clause (d) of this definition holding such security and:

(i)	the ordinary business of the Person (in this definition, a “Manager”) includes the management of investment funds for others and such security is held by the Manager in the ordinary course of such business in the performance of such Manager’s duties for the account of any other Person (in this definition, a “Client”), including non-discretionary accounts held on behalf of a Client by a broker or dealer registered under applicable law;

(ii)	the Person (in this definition, a “Trust Company”) is licensed to carry on the business of a trust company under applicable law and, as such, acts as a trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each, in this definition, an “Estate Account”) or in relation to other accounts (each, in this definition, an “Other Account”) and holds such security and is acting in the ordinary course of such duties for the Estate Account or for such Other Accounts;

(iii)	the Person (in this definition, a “Statutory Body”) is established by statute for purposes that include, and the ordinary business or activity of such Person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies and the Statutory Body holds such security in the ordinary course of and for the purposes of the management of such investment funds;

(iv)	the Person (in this definition, an “Administrator”) is the administrator or trustee of one or more pension funds or plans (each, in this definition, a “Plan” registered under the laws of Canada or any province thereof or the corresponding laws of the jurisdiction by which such Plan is governed and the Administrator holds such security in the ordinary course of and for the purposes of its activities as such; or

(v)	such Person is a Plan and such security is Beneficially Owned or held by the Plan in the ordinary course of such Plan’s activities;

but only if the Manager, the Trust Company, the Statutory Body, the Administrator or the Plan, as the case may be, (A) did not acquire and does not Beneficially Own or hold such security for the purpose of or with the effect of changing or influencing the control of the issuer thereof, either alone or acting jointly or in concert with any other Person, or in connection with or as a participant in any transaction having that purpose or effect, (B) is not then making and has not announced an intention to make a Take-over Bid and (C) is not then acting jointly or in concert with any other Person who is making a Take-over Bid or who has announced an intention to make a Take-over Bid other than an Offer to Acquire Voting Shares or other securities (1) pursuant to a distribution by the Corporation or (2) by means of a Permitted Bid or a Competing Permitted Bid, or (3) by means of market transactions made in the ordinary course of the business of such Person (including pre-arranged trades entered into the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market;

(g)	because such Person:

(i)	is a Client of the same Manager as another Person on whose account the Manager holds such security,

(ii)	has an Estate Account or an Other Account with the same Trust Company as another Person on whose account the Trust Company holds such security, or

(iii)	is a Plan with the same Administrator as another Plan on whose account the Administrator holds such security,

(h)	because such Person:

(i)	is a Client of a Manager and such security is owned at law or in equity by the Manager,

(ii)	has an Estate Account or an Other Account with a Trust Company and such security is owned at law or in equity by the Trust Company, or

(iii)	is a Plan and such security is owned at law or in equity by the Administrator of the Plan; or

(i)	(i) because such Person is the registered holder of securities as a result of carrying on the business of, or acting as a nominee for a securities depositary;

“Board of Directors” shall mean the board of directors of the Corporation, as constituted from time to time, and whenever duly empowered, any committee of the board of directors of the Corporation;

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Toronto, Ontario are authorized or obliged by law to close;

“Canadian Dollar Equivalent” of any amount which is expressed in a currency other than Canadian dollars shall mean, on any date, the Canadian dollar equivalent of such amount determined by multiplying such amount by the exchange rate in effect on such date as approved in good faith by the Board of Directors;

“Close of Business” on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Common Shares in the City of Toronto is closed to the public;

“Common Shares” shall mean the common shares in the capital of the Corporation and any other share of the Corporation into which such shares may be sub-divided, consolidated, re-classified or changed;

“Competing Permitted Bid” means a Take-over Bid that:

(a)	is made after any Permitted Bid has been made and prior to the expiry of any such Permitted Bid;

(b)	satisfies all components of the definition of a Permitted Bid other than the requirements set out in Clause (b) of the definition of a Permitted Bid; and

(c)	contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Voting Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on a date that is no earlier than the later of: (i) the sixtieth (60th) day after the date on which the earliest Permitted Bid which preceded the Competing Permitted Bid was made; and (ii) thirty-five (35) days (or such other minimum deposit period for a take-over bid as is prescribed by the Securities Act (Ontario)), after the date of the Take-over Bid constituting the Competing Permitted Bid;

“controlled”: a Person is considered to be “controlled” by another Person or two or more Persons if:

(a)	in the case of a Person other than a partnership or a limited partnership, including, without limitation, a corporation or body corporate:

(i)	securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors of such Person are held, directly or indirectly, by or on behalf of the other Person or Persons; and

(ii)	the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such Person;

(b)	in the case of a partnership other than a limited partnership, more than 50% of the interests in such partnership are held by the other Person or Persons; and

(c)	in the case of a limited partnership, the other Person or each of the other Persons is a general partner of the limited partnership, and “controls”, “controlling” and “under common control with” shall be interpreted accordingly;

“Convertible Securities” shall mean, at any time, any securities issued by the Corporation (including rights, warrants and options but excluding the Rights) carrying any purchase, exercise, conversion or exchange right pursuant to which the holder thereof may acquire Voting Shares or other securities convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency);

“Convertible Security Acquisition” shall mean the acquisition of Voting Shares upon the exercise of Convertible Securities acquired by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition;

“Co-Rights Agent” shall have the meaning ascribed thereto in Subsection 4.01(a);

“Disqualification Date” means the first date of public announcement of facts indicating that such Person is making or intends to make a Take-over Bid;

“DRS Statements” means Direct Registration System statements;

“Election to Exercise” shall have the meaning attributed thereto in Subsection 2.02(d);

“Exempt Acquisition” shall mean an acquisition of Voting Shares or Convertible Securities (a) in respect of which the Board of Directors has waived the application of Section 3.01 pursuant to the provisions of Subsection 5.02(a) hereof, or (b) pursuant to a distribution of Voting Shares or Convertible Securities (and the conversion or exchange of such Convertible Securities) made by the Corporation pursuant to a prospectus, private placement or other distribution made by the Corporation exempt from the prospectus requirements of applicable law;

“Exercise Price” shall mean, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal four times the Market Price per Common Share as determined at the Separation Time;

“Expiration Time” shall mean, subject to Sections 5.20 and 5.21, the Close of Business on the earliest of:

(a)	the Termination Time;

(b)	the date upon which this Agreement terminates pursuant to Section 5.20 of this Agreement, if applicable; and

(c)	the date that is three years after the date of the Initial Shareholder Approval, unless the Rights Plan is submitted to holders of Voting Shares for their approval prior to such date and the Rights Plan is then approved by a majority of the votes cast by Independent Shareholders prior to that date, in which case the Expiration Time shall be the earlier of (i) the date so approved as the Expiration Time by the Independent Shareholders or (ii) the date that is six years after the Effective Date;

“First Person” has the meaning set forth in Section 1.06;

“Flip-in Event” shall mean a transaction in which any Person becomes an Acquiring Person;

“Grandfathered Person” means a Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares determined as at the Record Time (a “Grandfathered Person”); provided that such a Person shall not be, and shall cease to be, a Grandfathered Person if such Person shall, after the Record Time, become the Beneficial Owner of any Voting Shares not Beneficially Owned by such Person as at the Record Time (other than through any one of, or any combination of, a Voting Share Reduction, a Permitted Bid Acquisition, a Pro Rata Acquisition, an Exempt Acquisition or a Convertible Security Acquisition);

“Independent Shareholders” shall mean holders of Voting Shares other than Voting Shares Beneficially Owned by: (A) an Acquiring Person; (B) an Offeror, other than a Person described in any one or more of paragraphs (i) through (v) of Clause (f) of the definition of “Beneficial Owner”; (C) any Associate or Affiliate of such Acquiring Person or Offeror; (D) any Person acting jointly or in concert with such Acquiring Person or Offeror; and (E) any employee benefit plan, stock purchase plan, deferred profit sharing plan and any other similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid;

“Initial Shareholder Approval” has the meaning set out in Section 5.20 of this Agreement;

“Market Price” per security of any securities on any date of determination shall mean the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days ending on the Trading Day immediately preceding such date; provided that if an event of a type analogous to any of the events described in Section 2.03 hereof shall have caused the closing prices used to determine the Market Price on any such Trading Day not to be fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day), each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.03 hereof in order to make it fully comparable with the closing price on such date of determination (or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day). The closing price per security of any securities on any date shall be:

(a)	the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each such security on such date as reported by the principal stock exchange in Canada on which such securities are listed or admitted to trading;

(b)	if for any reason none of such prices described in (a) above is available for such day or the securities are not listed or admitted to trading on a Canadian stock exchange, the last sale price or, if such price is not available, the average of the closing bid and asked prices, for each such security on such date as reported by such other securities exchange on which such securities are listed or admitted to trading;

(c)	if for any reason none of such prices described in (b) above is available for such day or the securities are not listed or admitted to trading on a Canadian stock exchange or other securities exchange, the last sale price, or if no sale takes place, the average of the high bid and low asked prices for each such security on such date in the over-the-counter market, as quoted by any reporting system then in use (as determined by the Board of Directors); or

(d)	if for any such date none of such prices described in (c) above is available or the securities are not listed or admitted to trading on a Canadian stock exchange or any other securities exchange and are not quoted by any such reporting system, the average of the closing bid and asked prices for such date as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors, provided that if on any such date none of such prices is available, the closing price per security of such securities on such date shall mean the fair value per security of such securities on such date as determined in good faith by a securities advisory firm selected by the Board of Directors in good faith. The Market Price shall be expressed in Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in another currency, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof;

“Nominee” shall have the meaning ascribed thereto in Subsection 2.02(c);

“OBCA” shall mean the Business Corporations Act (Ontario), as amended, and the regulations made thereunder and any comparable or successor laws or regulations thereto;

“Offer to Acquire” shall include:

(a)	an offer to purchase, a public announcement of an intention to make an offer to purchase, or a solicitation of an offer to sell, Voting Shares, and

(b)	an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited,

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

“Offeror” shall mean a Person who has announced an intention to make or who has made a Take-over Bid;

“Permitted Bid” means a Take-over Bid which is made by means of a take-over bid circular and which also complies with the following additional provisions:

(a)	the Take-over Bid complies with the requirements of National Instrument 62-104-Take-over Bids and Issuer Bids (to the extent the foregoing is applicable and then in force);

(b)	the Take-over Bid is made to all holders of Voting Shares as registered on the books of the Corporation, other than the Offeror, for all Voting Shares held by them;

(c)	the Take-over Bid contains, and the take-up and payment for securities tendered or deposited thereunder is subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the date which is not less than one hundred and five (105) days after the date of the Take-over Bid, and then only if at such date more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

(d)	the Take-over Bid contains an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Voting Shares may be deposited pursuant to such Take-over Bid at any time during the period of time between the date of the Take-over Bid and the date on which the Voting Shares subject to the Take-over Bid may be taken up and paid for and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

(e)	the Take-over Bid contains an irrevocable and unqualified provision that if, on the date on which Voting Shares may be taken up and paid for, more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement;

“Permitted Bid Acquisition” means an acquisition of Voting Shares pursuant to a Permitted Bid or a Competing Permitted Bid;

“Person” shall include any individual, firm, partnership, syndicate, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, corporation or other incorporated or unincorporated organization;

“Pro Rata Acquisition” shall mean an acquisition by a Person of Voting Shares or Convertible Securities (a) as a result of a stock dividend, a stock split or other event pursuant to which such Person receives or acquires Voting Shares or Convertible Securities on the same pro rata basis as all other holders of Voting Shares of the same class or series of the Corporation, or (b) pursuant to a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to the holders of Voting Shares where such plan permits the holder to direct that the dividends paid in respect of such Voting Shares be applied to the purchase from the Corporation of further securities of the Corporation, or (c) pursuant to the receipt and/or exercise of rights (other than the Rights) issued by the Corporation to all of the holders of a series or class of Voting Shares on a pro rata basis to subscribe for or purchase Voting Shares or Convertible Securities, provided that such rights are acquired directly from the Corporation and not from any other Person;

“Record Time” shall mean 12:01 a.m. (Toronto time) on the Effective Date;

“Redemption Price” shall have the meaning attributed thereto in Section 5.01;

“Rights” shall mean the herein described rights to purchase securities pursuant to the terms and subject to the conditions set forth herein;

“Rights Certificate” shall mean the certificates representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A or such other form as the Corporation and the Rights Agent may agree;

“Rights Register” shall have the meaning ascribed thereto in Subsection 2.06(a);

“Securities Act (Ontario)” shall mean the Securities Act (Ontario), as amended, and the regulations made thereunder and any comparable or successor laws or regulations thereto;

“Separation Time” shall mean, subject to Section 5.02, the Close of Business on the tenth (10th) Business Day after the earlier of:

(a)	the Stock Acquisition Date; and

(b)	the date of the commencement of, or first public announcement of the intent of any Person, (other than the Corporation or any Subsidiary of the Corporation) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid), or such later time as may be determined by the Board of Directors in good faith, provided that if the foregoing results in a Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further that if any Take-over Bid referred to in Clause (b) of this definition expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-Over Bid shall be deemed, for the purposes of this definition, never to have been made;

“Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 101 of the Securities Act (Ontario) or Section 13(d) of the United States Securities Exchange Act of 1934, as amended) by the Corporation or a Person of facts indicating that a Person has become an Acquiring Person;

“Subsequent Grandfathered Person” shall mean a Person who, after the Record Time, acquires all of the Voting Shares Beneficially Owned by a Grandfathered Person, provided that:

(a)	such Person does not Beneficially Own any other Voting Shares at the time of such acquisition; and

(b)	such transaction is completed in compliance with applicable securities laws;

“Subsidiary”: a body corporate is a Subsidiary of another body corporate if:

(a)	it is controlled by (i) that other, or (ii) that other and one or more bodies corporate, each of which is controlled by that other, or (iii) two or more bodies corporate, each of which is controlled by that other, or

(b)	it is a Subsidiary of a body corporate that is that other’s Subsidiary;

“Take-over Bid” means an Offer to Acquire Voting Shares or Convertible Securities (or both) if, assuming that the Voting Shares or Convertible Securities that are the subject of the Offer to Acquire are acquired at the date of such Offer to Acquire by the Person making such Offer to Acquire, the Voting Shares Beneficially Owned by the Person making the Offer to Acquire would constitute, in the aggregate, 20% or more of the Voting Shares of the Corporation then outstanding;

“Termination Time” shall mean the time at which the right to exercise Rights shall terminate pursuant to Subsection 5.01 (d) hereof;

“Trading Day” when used with respect to any securities, shall mean a day on which the principal Canadian securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian securities exchange, a Business Day;

“Voting Share Reduction” means an acquisition or a redemption of Voting Shares by the Corporation or a Subsidiary of the Corporation; and

“Voting Shares” shall mean collectively the Common Shares of the Corporation and any other shares in the capital stock or voting interests of the Corporation entitled to vote generally in the election of directors.

1.02	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.03	Number and Gender

Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.

1.04	Descriptive Headings and References

Descriptive headings and the Table of Contents appear herein for convenience of reference only and shall not affect the meaning or construction of any of the provisions hereof. All references to Articles, Sections, Subsections, Clauses and Exhibits are to the articles, sections, subsections, clauses and exhibits forming part of this Agreement. The words “hereto”, “herein”, “hereof’, “hereunder”, “this Agreement” and similar expressions refer to this Agreement including the Exhibits, as the same may be amended, modified or supplemented from time to time.

1.05	Calculation of Beneficial Ownership of Outstanding Voting Shares

(a) For the purposes of this Agreement, in determining the percentage of the outstanding Voting Shares of the Corporation with respect to which a Person is or is deemed to be the Beneficial Owner, all unissued Voting Shares of the Corporation of which such Person is deemed to be the Beneficial Owner shall be deemed to be outstanding.

(b) For the purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person shall be and be deemed to be the product determined by the formula:

100 x A

B

where

A =	the number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such Person; and

B =	the number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

1.06	Acting Jointly or in Concert

For purposes of this Agreement, it is a question of fact as to whether a Person is “acting jointly or in concert” with another Person and, without limiting the generality of the foregoing, the following shall be deemed to be acting jointly or in concert with a Person (the “First Person”):

(a)	every Person who has any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) with the First Person, any Associate or Affiliate of the First Person or any other Person acting jointly or in concert with the First Person, for the purpose of acquiring or Offering to Acquire any Voting Shares or Convertible Securities of the Corporation (other than customary agreements with and between underwriters or banking group or selling group members with respect to a distribution of securities and other than pledges of securities in the ordinary course of the pledgee’s business), including, without limitation, anyone or more of, or any combination of, (i) a put, call, option, forward sale or purchase or other right or obligation relating to the sale or disposition of any Voting Shares of the Corporation to the First Person, any Associate or Affiliate of the First Person or any other Person acting jointly or in concert with the First Person (whether settled by delivery of securities, cash or a combination thereof), (ii) any security the value of which varies with the value of Voting Shares of the Corporation, or (iii) any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) pursuant to which all or substantially all of the economic or market risk underlying a Voting Share of the Corporation, directly or indirectly, is transferred to, or assumed by, the First Person, any Associate or Affiliate of the First Person or any other Person acting jointly or in concert with the First Person;

(b)	every Person who has any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) with the First Person, any Associate or Affiliate of the First Person or any other Person acting jointly or in concert with the First Person, for the purpose or with the intention of exercising jointly or in concert with the First Person, any Associate or Affiliate of the First Person or any other Person acting jointly or in concert with the First Person, any voting rights attaching to any securities of the Corporation where as a result of such agreement, arrangement or understanding, any Person, whether alone or together with any of such Person’s Affiliates or Associates or any other Person with whom such Person or any of such Person’s Affiliates or Associates is acting jointly or in concert, is in a position to exercise de juré or de facto control of the Corporation; and

(c)	every Person who has any agreement, arrangement, commitment or understanding (whether formal or informal and whether or not in writing) with the First Person, any Associate or Affiliate of the First Person or any other Person acting jointly or in concert with the First Person, for the purpose of selling, offering to sell, acquiring or offering to acquire any business, asset, subsidiary or investee company of the Corporation through any one transaction or series of transactions where the value of business, asset, subsidiary or investee company to be acquired represents more than 10% of the acquiring company or more than 20% of the offering or acquired company, it being understood that the Board of Directors of the Corporation will be entitled to seek and rely upon the advice of a nationally or internationally recognized investment dealer or investment banker with respect to the calculations contemplated in this paragraph.

Notwithstanding the foregoing and for greater certainty, the phrase “acting jointly or in concert” shall not include conduct consisting solely of:

(d)	voting or directing the vote of securities of the Corporation pursuant to a revocable proxy given in response to a particular proxy solicitation (other than a proxy solicitation initiated by an Offeror or any Associate or Affiliate of an Offeror or any other Person acting jointly or in concert with an Offeror); or

(e)	voting or directing the vote of securities of the Corporation in connection with or in order to participate in a particular proxy solicitation (other than a proxy solicitation initiated by an Offeror or any Associate or Affiliate of an Offeror or any other Person acting jointly or in concert with an Offeror).

Article 2: THE RIGHTS

2.01	Evidence Of Holding Of Rights

(a) Common Share certificates and DRS Statements which are issued after the Record Date but prior to the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them a legend, substantially in the following form:

UNTIL THE EARLIER OF THE SEPARATION TIME AND THE EXPIRATION TIME (AS SUCH TERMS ARE DEFINED IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT REFERRED TO BELOW), THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT DATED AS OF MAY 24, 2023, AS AMENDED FROM TIME TO TIME (THE “RIGHTS AGREEMENT”), BETWEEN WESTERN URANIUM & VANADIUM CORP. (THE “CORPORATION”) AND CAPITAL TRANSFER AGENCY ULC , AS RIGHTS AGENT, THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS MAY BE AMENDED OR REDEEMED, MAY EXPIRE, OR MAY BECOME VOID (IF, IN CERTAIN CASES, THEY ARE “BENEFICIALLY OWNED” BY AN “ACQUIRING PERSON”, AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT OR A TRANSFEREE THEREOF), OR MAY BE EVIDENCED BY SEPARATE CERTIFICATES AND MAY NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE CORPORATION WILL MAIL OR ARRANGE FOR THE MAILING OF A COPY OF THE RIGHTS AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE PROMPTLY AFTER THE RECEIPT OF A WRITTEN REQUEST THEREFOR.

Certificates and DRS Statements representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiration Time.

(b) Registered holders of Common Shares who have not received a share certificate or DRS Statement and are entitled to do so on the earlier of the Separation Time and the Expiration Time shall be entitled to Rights as if such certificates or DRS Statements had been issued and such Rights shall for all purposes hereof be evidenced by the corresponding entries on the Corporation’s securities register for Common Shares.

2.02	Initial Exercise Price; Exercise of Rights; Detachment Of Rights

(a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one Common Share (which Exercise Price and number of Common Shares are subject to adjustment as set forth herein). Notwithstanding any other provision of this Agreement, any Rights Beneficially Owned by the Corporation or any of its Subsidiaries shall be void.

(b) Until the Separation Time,

(i) the Rights shall not be exercisable and no Right may be exercised, and

(ii) for administrative purposes, each Right will be evidenced by the certificate or DRS Statement for the associated Common Share registered in the name of the holder thereof (which certificate shall be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

(c) From and after the Separation Time and prior to the Expiration Time, the Rights may be exercised and the registration and transfer of the Rights shall be separate from and independent of Common Shares. Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time or, in the case of the conversion or exercise of conversion rights, exchange rights, share purchase rights (other than Rights), warrants or options into Common Shares after the Separation Time and prior to the Close of Business on the tenth (10th) Business Day following the exchange or exercise, the Rights Agent will mail to each holder of record so converting, exchanging or exercising (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a “Nominee”), at such holder’s address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose),

(i) a Rights Certificate, in substantially the form set out in Exhibit A hereto, appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation or judicial or administrative order made pursuant thereto or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to standard usage, and

(ii) a disclosure statement prepared by the Corporation describing the Rights;

provided that a Nominee shall be sent the materials provided for in Clauses (i) and (ii) in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person.

(d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its office in the City of Toronto or at any other office of the Rights Agent in the cities designated (with the approval of the Rights Agent) from time to time for that purpose by the Corporation:

(i) the Rights Certificate evidencing such Rights;

(ii) an election to exercise such Rights (an “Election to Exercise”) substantially in the form attached to the Rights Certificate appropriately completed and duly executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

(iii) payment by certified cheque or money order payable to the order of the Corporation, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

(e) Upon receipt of a Rights Certificate, with an Election to Exercise appropriately completed and duly executed which does not indicate that such Right is null and void as provided by Subsection 3.01(b), accompanied by payment as set forth in Subsection 2.02(d)(iii), the Rights Agent (unless otherwise instructed in writing by the Corporation in the event that the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

(i) requisition from the transfer agent for the Corporation’s Common Shares certificates for the number of Common Shares to be purchased (the Corporation hereby irrevocably agreeing to authorize its transfer agent to comply with all such requisitions);

(ii) after receipt of any certificates referred to in Subsection 2.02(e)(i), deliver such certificates to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

(iii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

(iv) after receipt, deliver such cash referred to in Subsection 2.02(e)(iii) to or to the order of the registered holder of the Rights Certificate; and

(v) tender to the Corporation all payments received on exercise of the Rights.

(f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g) The Corporation covenants and agrees that it will:

(i) take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates representing such Common Shares (subject to payment of the Exercise Price), be duly and validly authorized, issued and delivered as fully paid and non-assessable;

(ii) take all such action as may be necessary and within its power to comply with any applicable requirements of the OBCA, the Securities Act (Ontario) and the securities statute or comparable legislation of each of the other provinces and territories of Canada, and other applicable securities laws and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

(iii) on or before the issuance thereof, use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed on The Toronto Stock Exchange and each other stock exchange on which the Common Shares are then listed or admitted to trading at that time; and

(iv) pay when due and payable any and all Canadian federal and provincial transfer taxes (not in the nature of income of withholding taxes) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares or registration of the Common Shares in the securities register of the Corporation, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares or the registration of the Common Shares in the securities register of the Corporation in a name other than that of the holder of the Rights being transferred or exercised.

2.03	Adjustments to Exercise Price; Number of Rights

(a) The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.03 and in Subsection 3.01(a).

(b) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

(i) declare or pay a dividend on the Common Shares of the Corporation payable in Common Shares or Convertible Securities other than pursuant to any dividend reinvestment program;

(ii) subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

(iii) consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

(iv) issue any Common Shares, Convertible Securities or other capital stock of the Corporation in respect of, in lieu of, or in exchange for existing Common Shares except as otherwise provided in this Section 2.03;

the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or other change, and the number of Common Shares or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the applicable Exercise Price then in effect, the aggregate number of Common Shares or other securities, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the share transfer books of the Corporation were open, such holder would have been entitled to receive as a result of such dividend, subdivision, combination or reclassification.

(c) In case the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Shares (or shares having the same rights, privileges and preferences as Common Shares (“equivalent common shares”) or securities convertible into or exchangeable for or carrying a right to purchase Common Shares or equivalent common shares) at a price per Common Share or per equivalent common share (or if a security convertible into or exchangeable for or carrying a right to purchase Common Shares or equivalent common shares having a conversion, exchange or exercise price per share) less than 90% of the Market Price per Common Share on the second Trading Day immediately preceding such record date, the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction:

(i) the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered) would purchase at such Market Price per Common Share; and

(ii) the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).

In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights, options or warrants are not so issued, the Exercise Price in respect of the Rights shall be re-adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would be in effect based on the number of Common Shares, equivalent common shares (or securities convertible into or exchangeable or exercisable for Common Shares or equivalent common shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(d) For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to a dividend reinvestment plan or any employee benefit, stock option or similar plans shall be deemed not to constitute an issue of rights, options or warrants by the Corporation; provided that, in all such cases, the right to purchase Common Shares is at a price per share of not less than 90% of the then current market price per share (determined as provided in such plans) of the Common Shares.

(e) In case the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation) of evidences of indebtedness or assets, including cash (other than a dividend paid in the ordinary course or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), or subscription rights or warrants entitling them to subscribe for or purchase Common Shares (excluding those referred to in Subsection 2.03(c)) at a price per Common Share that is less than ninety (90%) of the Market Price per Common Share on the second Trading Day immediately preceding such record date, the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction: (i) the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights), on a per share basis, of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Common Share; and (ii) the denominator of which shall be such Market Price per Common Share. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price in respect of the Rights which would have been in effect if such record date had not been fixed.

(f) Notwithstanding anything herein to the contrary, no adjustment in an Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however that any adjustments which by reason of this Subsection 2.03(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.03 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share, as the case may be. Notwithstanding the first sentence of this Subsection 2.03(f), any adjustment required by this Section 2.03 shall be made no later than the Expiration Time.

(g) If as a result of an adjustment made pursuant to this Section 2.03, the holder of any Right thereafter exercised shall become entitled to receive any shares other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as is practicable to the provisions with respect to the Common Shares contained in this Section 2.03, and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares.

(h) All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the respective number of Common Shares, as the case may be, purchasable from time to time hereunder upon exercise of the Rights immediately prior to such time, all subject to further adjustment as provided herein.

(i) Unless the Corporation shall have exercised its election as provided in Subsection 2.03(j), upon each adjustment of an Exercise Price as a result of the calculations made in Subsections 2.03(c) and 2.03(e), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares, as the case may be (calculated to the nearest one ten-thousandth), obtained by:

(i)	multiplying:

(A)	the number of such Common Shares which would have been issuable upon the exercise of a Right immediately prior to this adjustment; by

(B)	the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and

(ii) dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

(j) The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which such a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Subsection 2.03(j), the Corporation shall, as promptly as is practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 5.06, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

(k) Irrespective of any adjustment or change in an Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the relevant Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

(l) In any case in which this Section 2.03 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Section 2.03 to the contrary, the Corporation shall be entitled to make such reductions in each Exercise Price, in addition to those adjustments expressly required by this Section 2.03, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any: (i) consolidation or subdivision of Common Shares; (ii) issuance wholly for cash of any Common Share or Convertible Securities; (iii) stock dividends; or (iv) issuance of rights, options or warrants referred to in this Section 2.03, hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

(n) The Corporation covenants and agrees that, after the Separation Time, it will not, except as permitted by this Agreement, take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(o) Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon exercise of the Rights is made at any time after the Separation Time pursuant to this Section 2.03, the Corporation shall promptly:

(i) file with the Rights Agent and with the transfer agent for the Common Shares a certificate specifying the particulars of such adjustment or change; and

(ii) cause notice of the particulars of such adjustment or change to be given to the holders of the Rights;

provided that failure to file such certificate or cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.04	Date on Which Exercise is Effective

Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Subsection 2.02(d) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.05	Execution, Authentication, Delivery and Dating of Rights Certificates

(a) The Rights Certificates shall be executed on behalf of the Corporation by any two of its Chairman, its President and Chief Executive Officer, its Chief Financial Officer and any director of the Corporation, provided that none of such officer or director, any Affiliate or Associate of such officer or director or any person with whom such officer or director or any such Affiliate or Associate is acting jointly or in concert has commenced or publicly announced an intention to commence a Take-over Bid. The signature of any of these officers or directors on the Rights Certificates may be manual or mechanically reproduced. Rights Certificates bearing the manual or mechanically reproduced signatures of individuals holding the above offices of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually in a manner satisfactory to the Corporation) and deliver such Rights Certificates to the holders of the Rights pursuant to Subsection 2.02(c) No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c) Each Rights Certificate shall be dated the date of countersignature thereof.

2.06	Registration, Registration of Transfer and Exchange

(a) The Corporation will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed “Rights Registrar” for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times. After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsection 2.06(c), the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.06, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

2.07	Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such surety bond and indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c) As a condition to the issuance of any new Rights Certificate under this Section 2.07, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d) Every new Rights Certificate issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.08	Persons Deemed Owners

Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, of the associated Common Shares).

2.09	Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.09, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation upon request.

2.10	Agreement of Rights Holders

Every holder of Rights, by accepting such Rights, becomes a party to this Rights Plan and for greater certainty is bound by the provisions herein and consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

(a) such holder shall be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;

(c) after the Separation Time, the Rights will be transferable only on the Rights Register as provided herein;

(d) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership)or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e) such holder is not entitled to receive any fractional Rights or fractional Common Shares upon the exercise of Rights;

(f) without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to and as provided herein; and

(g) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Article 3: ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF A FLIP-IN EVENT

3.01	Flip-In Event

(a) Subject to Subsection 3.01(b), Section 3.02 and Section 5.02, in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective from and after the later of its date of issue and the Close of Business on the tenth (10th) Business Day following the Stock Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.03 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.03 shall have occurred with respect to such Common Shares).

(b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date by:

(i)	an Acquiring Person, or any Affiliate or Associate of an Acquiring Person, or any Person acting jointly or in concert with an Acquiring Person or with any Associate or Affiliate of an Acquiring Person; or

(ii)	a transferee or other successor in title, direct or indirect, of Rights held by an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person), whether or not for consideration, in a transfer that the Board of Directors has determined is part of a plan, understanding or scheme of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) that has the purpose or effect of avoiding the provisions of this Subsection 3.01(b);

shall become null and void without any further action and any holder of such Rights (including transferees or other successors in title) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement and shall have no other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this Subsection 3.01(b) shall be deemed to be an Acquiring Person for the purposes of this Subsection 3.01(b) and such rights shall be null and void.

(c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either Subsection 3.01(b)(i) or Subsection 3.01(b)(ii) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON, OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON, OR A PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY SHALL BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT.

(d) provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so in writing by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend. The issuance of a Rights Certificate without the legend referred to in this Subsection 3.01(c) shall be of no effect on the provisions of Subsection 3.01(b). In the event that there shall not be sufficient Common Shares authorized for issuance to permit the exercise in full of the Rights in accordance with this Section 3.01, the Corporation shall take all such action as may be necessary to authorize additional Common Shares for issuance upon the exercise of the Rights.

(e) From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 3.01, including without limitation, all such acts and things as may be required to satisfy the requirements of the OBCA and the Securities Act (Ontario) or comparable legislation of any other applicable jurisdiction in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

3.02	Exchange Option

(a) The Board of Directors may, at its sole option and without seeking the approval of holders of Voting Shares or Rights but subject to obtaining any required approval of the Canadian Securities Exchange if the Common Shares are then listed on such exchange (or such other exchange the Common Shares are listed on at such time), at any time after a Flip-in Event has occurred, authorize the Company to issue or deliver in respect of each Right which is not void pursuant to Subsection 3.01(b), either:

(i)	in return for the applicable Exercise Price and the Right, debt, equity or other securities or assets (or a combination thereof) having a value equal to twice the applicable Exercise Price; or

(ii)	in return for the Right, subject to any amounts that may be required to be paid under applicable law, debt, equity or other securities or assets (or a combination thereof) having a value equal to the value of the Right;

in full and final settlement of all rights attaching to the Rights, where in either case the value of such debt, equity or other securities or other assets (or a combination thereof) and, in the case of Clause (ii), the value of the Right, shall be determined by the Board of Directors which may rely upon the advice of a nationally or internationally recognized firm of investment dealers or investment bankers selected by the Board of Directors.

(b) If the Board of Directors authorizes the exchange of debt or equity securities or assets (or a combination thereof) for Rights pursuant to Subsection 3.02(a), without any further action or notice, the right to exercise the Rights will terminate and the only right thereafter of a holder of Rights shall be to receive the debt or equity securities or assets (or a combination thereof) in accordance with the exchange formula authorized by the Board of Directors. Within 10 Business Days after the Board of Directors has authorized the exchange of debt or equity, securities or assets (or a combination thereof) for Rights pursuant to Subsection 3.02(a), the Company shall give notice of exchange to the holders of such Rights by mailing such notice to all such holders at their last addresses as they appear upon the register of Rights holders maintained by the Rights Agent. Each such notice of exchange will state the method by which the exchange of debt or equity securities or assets (or a combination thereof) for Rights will be effected.

Article 4: the rights Agent

4.01	General

(a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment The Corporation may from time to time appoint one or more co-rights agents (each a “Co-Rights Agent”) as it may deem necessary or in the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and Co-Rights Agents shall be as the Corporation may determine with the approval of the Rights Agent and the Co-Rights Agents. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent and its directors, officers, employees and agents for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement and the resignation or removal of the Rights Agent.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

(d) In no event will the Rights Agent be liable for special, indirect, consequential or punitive loss or damages of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such damages. Any liability of the Rights Agent will be limited in the aggregate to an amount equal to the annual fee paid by the Corporation pursuant to this Agreement.

(e) The Rights Agent shall not be liable for any error in judgment or for any act done or step taken or omitted by it in good faith or for any mistake, in fact or law, or for anything which it may do or refrain from doing in connection herewith except arising out of its own gross negligence, bad faith or willful misconduct.

(f) None of the provisions contained in this Agreement shall require the Rights Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as foresaid.

4.02	Merger or Consolidation or Change of Name of Rights Agent

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.04 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.03	Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) the Rights Agent may retain and consult with legal counsel at the expense of the Corporation (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion and the Rights Agent may also retain and consult with such other experts or advisors as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the Corporation’s expense) and the Rights Agent shall be entitled to act and rely in good faith on the advice of such expert or advisor;

(b) whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman, the President and Chief Executive Officer, the Chief Financial Officer or the Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken, omitted or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

(c) the Rights Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct;

(d) the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

(e) the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.01(b) or any adjustment required under the provisions of Section 2.03 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.03 hereof describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

(f) the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

(g) the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman, the President and Chief Executive Officer, the Chief Financial Officer or the Secretary of the Corporation, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken, omitted or suffered by it in good faith in accordance with instructions of any such Person;

(h) the Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

(i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in good faith in the selection and continued employment thereof.

4.04	Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to the transfer agent of Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.10 at the Corporation’s expense. The Corporation may remove the Rights Agent upon 60 days notice in writing, mailed to the Rights Agent and to the transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.10. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent (at the Corporation’s expense) or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection by the Corporation), then the holder of any Rights may apply, at its own expense, to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of Ontario. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon receipt of any and all outstanding amounts owing pursuant to this Agreement, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.04, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case maybe.

4.05	Compliance with Money Laundering Legislation

The Rights Agent retains the right not to act and will not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent reasonably determines that such an act might cause it to breach any applicable anti-money laundering or anti-terrorist legislation, economic sanctions, regulation or guideline. Further, if the Rights Agent reasonably determines at any time that its acting under this Agreement has resulted in it breaching any applicable anti-money laundering or anti-terrorist legislation, economic sanctions, regulation or guideline, then it may resign on 10 days’ written Notice to the Corporation, provided: (i) that the Rights Agent’s written Notice must describe the circumstances of such breach; and (ii) that if such circumstances are rectified to the Rights Agent’s satisfaction within such 10-day period, then such resignation will not be effective.

Article 5: miscellaneous

5.01	Redemption of Rights

(a) Until the occurrence of a Flip-in Event as to which the application of Section 3.01 has not been waived pursuant to Section 5.02, the Board of Directors may, without the consent of the holders of Voting Shares or the holders of Rights, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.03, if an event of the type analogous to any of the events described in Section 2.03 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(b) The Board of Directors shall, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the date that a Person who has made a Permitted Bid, a Competing Permitted Bid or a Take-over Bid in respect of which the Board of Directors has waived or is deemed to have waived the application of Section 3.01 takes up and pays for Voting Shares pursuant to the terms and conditions of such Permitted Bid, Competing Permitted Bid or Take-over Bid, as the case may be.

(c) Where a Take-over Bid that is not a Permitted Bid or a Competing Permitted Bid expires, is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all of the outstanding Rights at the Redemption Price.

(d) If the Board of Directors elects to or is deemed to have elected to redeem the Rights, (i) the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, and (ii) subject to Subsection 5.01(f), no further Rights shall thereafter be issued.

(e) Within ten (10) Business Days of the Board of Directors electing or having been deemed to have elected to redeem the Rights, the Corporation shall give notice of redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the Rights Register of the Rights Agent, or, prior to the Separation Time, on the share register maintained by the Corporation’s transfer agent or transfer agents. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 5.01 and other than in connection with the purchase of Common Shares prior to the Separation Time.

(f) Upon the Rights being redeemed pursuant to this Section 5.01, Rights may be reissued under this Agreement to holders of record of Common Shares immediately following such redemption and, thereafter, all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement, the Separation Time shall be deemed not to have occurred and such reissued Rights shall, without any further formality, be attached to the outstanding Common Shares in the same manner as prior to the occurrence of such Separation Time.

5.02	Waiver of Flip-In Events

(a) The Board of Directors, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.01 has not been waived pursuant to this Section 5.02, may waive the application of Section 3.01 to such Flip-in Event by written notice delivered to the Rights Agent.

(b) Notwithstanding and without limiting the generality of Subsection 5.02(a), the Board of Directors may waive the application of Section 3.01 to a Flip-in Event provided that the following conditions are satisfied:

(i)	The Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person; and

(ii)	such Acquiring Person has reduced its Beneficial Ownership of Voting Shares such that at the time of the granting of a waiver pursuant to this Subsection 5.02(b), it is no longer an Acquiring Person, and, in the event of any such waiver, for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred and the Separation Time shall be deemed not to have occurred as a result of such Person having inadvertently become an Acquiring Person.

The Corporation shall give prompt notice to the Rights Agent of any waiver of the application of Section 3.01 made by the Board of Directors under this Section 5.02.

5.03	Expiration

No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Subsection 4.01 (a) hereof.

5.04	Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.05	Supplements and Amendments

(a) The Corporation may make amendments to this Agreement to correct any clerical or typographical error or which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, rules or regulations thereunder. The Corporation, at or prior to the meeting of shareholders of the Corporation, or any adjournment or postponement thereof, to be held for shareholders of the Corporation to consider and, if deemed advisable, to adopt a resolution approving, ratifying and confirming this Agreement pursuant to Section 5.20 hereof and the Rights issued pursuant thereto, may supplement or amend this Agreement without the approval of any holders of Rights or Voting Shares in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable. Notwithstanding anything in this Section 5.05 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written consent of the Rights Agent to such supplement or amendment.

(b) Subject to Subsection 5.05(a), the Corporation may, with the prior consent of holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, supplement or amend any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles and by-laws of the Corporation.

(c) Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof or which are Beneficially Owned by any Person referred to in Clauses (A) to (E) of the definition of Independent Shareholders) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation’s by-laws and the OBCA with respect to meetings of shareholders of the Corporation.

(d) Any amendments made by the Corporation to this Agreement pursuant to Subsection 5.05(a) which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, rule or regulation thereunder shall:

(i)	if made before the Separation Time, be submitted to the holders of Voting Shares of the Corporation at the next meeting of shareholders, and the holders of Voting Shares may, by the majority referred to in Subsection 5.05(b), confirm or reject such amendment; and

(ii)	if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Subsection 5.05(d), confirm or reject such amendment.

Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of shareholders or holders of Rights that should have been but was not held, and no subsequent amendment to this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.

(e) The Corporation shall give notice in writing to the Rights Agent of any amendment or supplement to this Agreement pursuant to this Section 5.05 within five Business Days of the date of any such amendment or supplement, provided that failure to give such notice, or any defect therein, shall not affect the validity of any such supplement or amendment.

(f) Any amendment to this Agreement shall be subject to the receipt of any requisite approval or consent from any applicable regulatory authority including, without limitation, any necessary approvals of the Canadian Securities Exchange.

5.06	Fractional Rights and Fractional Shares

(a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. Subject to Section 5.03, after the Separation Time there shall be paid to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Value of a whole Right in lieu of such fractional Rights. The Rights Agent will have no obligation to make any payments in lieu of issuing fractions of Rights pursuant to this Subsection 5.06(a) unless and until the Corporation shall have provided to the Rights Agent the amount of cash to be paid in lieu of issuing such fractional Rights.

(b) The Corporation and the Corporation shall not be required in any circumstances to issue fractional Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holder of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Value of one Common Share. The Rights Agent will have no obligation to make any payments in lieu of issuing fractions of Common Shares pursuant to this Subsection 5.06(b) unless and until the Corporation shall have provided to the Rights Agent the amount of cash to be paid in lieu of issuing such fractional Common Shares.

5.07	Rights of Action

Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder’s right to exercise such holder’s Rights in the manner provided in such holder’s Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

5.08	Holder of Rights Not Deemed a Shareholder

No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders by any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.09	Notice of Proposed Action

If after the Separation Time and prior to the Expiration Time:

(a) there shall occur an adjustment in the rights attaching to the Rights pursuant to Section 3.01 as a result of the occurrence of a Flip-in Event,

(b) the Corporation shall propose to effect or permit (in cases where the Corporation’s permission is required) any Flip-in Event, or

(c) the Corporation shall propose to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation’s assets,

then, in each such case, the Corporation shall give to the Rights Agent and each holder of a Right, in accordance with Section 5.10, a notice of such event or proposed action, which shall specify the date on which such change to the Rights, Flip-in Event, liquidation, dissolution or winding up occurred or is to take place, and such notice shall be so given within l0 Business Days after the occurrence of a change to the Rights and not less than 20 Business Days prior to the date of taking such other proposed action by the Corporation.

5.10	Notices

Notices or demands authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid or sent by fax (if a fax number is specified) or email (if an email address is specified), addressed (until another address, email address or facsimile number is filed in writing with the Rights Agent) as follows:

Capital Transfer Agency ULC

390 Bay Street, Suite 920

Toronto, ON M5H 2Y2
Attention: President

Any notice or demand authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid or sent by fax/email, addressed (until another address, email address or facsimile number is filed in writing with the Corporation) as follows:

Western Uranium & Vanadium Corp.

330 Bay Street, Suite 1400
Toronto, Ontario M5H 2S8
Attention: President

Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the Rights Register or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

Any notice given or made in accordance with this Section 5.10 shall be deemed to have been given and to have been received: (i) on the day of delivery, if so delivered; (ii) on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed; and (iii) on the day of telegraphing, faxing or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Corporation and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

5.11	Costs of Enforcement

The Corporation agrees that if the Corporation fails to fulfill any of its obligations pursuant to this Agreement, then the Corporation will reimburse the holder of any Rights for the costs and expenses (including legal fees) reasonably incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

5.12	Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.13	Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.14	Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

5.15	Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Transmission of an executed signature page by facsimile, email or other electronic means is as effective as a manually executed counterpart of this Agreement.

5.16	Severability

If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.17	Determination and Actions by the Board of Directors

All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith in connection with this Rights Plan, shall not subject the Board of Directors to any liability to the holders of the Rights.

5.18	Declaration as to Non-Canadian Holders

If, in the opinion of the Board of Directors (who may rely upon the advice of counsel), any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada or the United States, the Board of Directors acting in good faith shall take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.19	Termination of Agreement

This Agreement shall terminate at, and be of no further force or effect from and after, the Expiration Time.

5.20	Effective Date

This Agreement is in full force and effect in accordance with its terms from the date hereof. If this Agreement is not ratified by resolution passed by a majority of the votes cast by Independent Shareholders present or represented by proxy at a meeting of shareholders of the Corporation to be held not later than that date that is six months after the Effective Date (such approval being the “Initial Shareholder Approval”), then this Agreement and any then outstanding Rights shall, without further formality, be of no further force or effect as at the earlier of the close of such meeting of shareholders and the date that is six months after the Effective Date.

5.21	Reconfirmation

Notwithstanding the confirmation of this Agreement pursuant to Section 5.20, this Agreement must be reconfirmed by a resolution passed by a majority of the votes cast by Independent Shareholders at the third (3rd) annual meeting of the Corporation’s shareholders following the meeting at which Initial Shareholder Approval is obtained. If this Agreement is not so reconfirmed or is not presented for reconfirmation at such annual meeting of the Corporation’s shareholders, this Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the date of that annual meeting; provided that termination shall not occur if a Flip-in Event (other than an Flip-in Event which has been waived pursuant to Subsection 5.02) has occurred prior to the date upon which this Agreement would otherwise terminate pursuant to this Section 5.21.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Western Uranium & Vanadium Corp.

By:	/s/ Robert Klein
Name:	Robert Klein
Title:	Chief Financial Officer

Capital Transfer Agency ULC

By:	/s/ Emilia Huniewicz
Name:	Emilia Huniewicz
Managing Director

By:
Name:

EXHIBIT A

FORM OF RIGHTS CERTIFICATE

Certificate No. ____ Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM (AS SUCH TERMS ARE DEFINED IN THE RIGHTS PLAN AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BECOME NULL AND VOID WITHOUT FURTHER ACTION.

RIGHTS CERTIFICATE

This certifies that (insert name of Rights holder) is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement, dated as of May 24, 2023 (the “Rights Agreement”) between Western Uranium & Vanadium Corp., and Capital Transfer Agency ULC, as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Corporation at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid common share of the Corporation (a “Common Share”) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its office in the City of Toronto or at any other office of the Rights Agent in the cities designated from time to time for that purpose by the Corporation. Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price shall be [$●] (Canadian) per Right.

In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase more or less than one Common Share, all as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights. Copies of the Rights Agreement are on file at the head office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Exhibit A-1

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.001 (Canadian) per Right, subject to adjustment in certain events.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meeting or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.

Date: May 24, 2023

Western Uranium & Vanadium Corp.

Name:
Title:

Countersigned:

Capital Transfer Agency ULC

Name:
Title:

Exhibit A-2

(To be attached to each rights certificate)

FORM OF ELECTION TO EXERCISE

TO: Western Uranium & Vanadium Corp.

The undersigned hereby irrevocably elects to exercise ___________whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that such shares be registered in the name of:

Name: ______________________

Address: ____________________

___________________________

Social Insurance, Social Security or Other Taxpayer Identification Number:___________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Name: ______________________

Address: ____________________

___________________________

Social Insurance, Social Security or Other Taxpayer Identification Number:___________________________

Dated:_______________	Signature: _________________________

Signature Guaranteed: (Signature must correspond to name as written upon the face of this Rights Certificate in every particular,

without alteration or enlargement or any change whatsoever)

If the holder of Rights signing this Form of Election to Exercise is registering the underlying Common Shares in the name of someone other than itself, then the signature must be guaranteed by a Schedule 1 Canadian chartered bank, a Canadian trust company or a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP).

(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all as defined in the Rights Agreement).

Signature

NOTICE: In the event the certification set forth above is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, accordingly, such Rights shall be null and void and not transferable or exercisable.

(To be executed by the registered holder if such holder desires to transfer the Rights evidenced by this Certificate.)

FORM OF ASSIGNMENT

FOR VALUE RECEIVED ________________hereby sells, assigns and transfers unto

______________________________________________________________________________

(please print name and address of transferee)

the Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer the within Rights on the books of the within-named Corporation, with full power of substitution.

Dated:_______________	Signature: _________________________

Signature Guaranteed: (Signature must correspond to name as written upon the face of this Rights Certificate in every particular,

without alteration or enlargement or any change whatsoever)

Signature must be guaranteed by a Schedule 1 Canadian chartered bank, a Canadian trust company or a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP).

(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all as defined in the Shareholder Rights Plan Agreement).

Signature

NOTICE: In the event the certification set forth above is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person (as defined in the Shareholder Rights Plan Agreement) and, accordingly, such Rights shall be null and void and not transferable or exercisable.